UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________________________________________________________________

FORM  8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2026

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17450 College Parkway,	Livonia,	Michigan	48152
(Address of Principal Executive Offices)			(Zip Code)
(313) 274-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2026, Masco Corporation (the “Company”) entered into a Credit Agreement (the “New Credit Agreement”) dated as of March 20, 2026 among Masco Corporation and Masco Europe S.à r.l., as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, collectively as administrative agent, pursuant to which the lenders party thereto have provided the Company with revolving credit commitments thereunder in an aggregate amount of U.S. $1 billion.

The New Credit Agreement refinanced and replaced in full the Company’s prior Credit Agreement dated as of April 26, 2022 (as amended, the “2022 Credit Agreement”), among Masco Corporation and Masco Europe S.à r.l., as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, with aggregate revolving credit commitments of U.S. $1 billion, which agreement and revolving credit commitments thereunder were terminated in full in connection with the entry into the New Credit Agreement.

The initial borrowings of revolving loans under the New Credit Agreement were used on March 20, 2026 to repay in full outstanding revolving loans under the 2022 Credit Agreement and to pay related fees and expenses incurred by the Company in connection therewith. Future borrowings and other extensions of credit under the New Credit Agreement will be available for general corporate purposes, including, but not limited to, acquisitions and working capital purposes.

The New Credit Agreement provides for an unsecured revolving credit facility available to the Company and its foreign subsidiary, Masco Europe S.à r.l., in U.S. dollars, European euro, British Pounds Sterling, Canadian dollars and certain other currencies (subject to a foreign currency sublimit of U.S. $500 million equivalent), which is available for revolving borrowings (including swingline loan borrowings subject to customary terms and conditions) and the issuance of up to U.S. $25 million in letters of credit. In addition, the Company may, at its option, request an increase in the aggregate commitments under the New Credit Agreement of up to U.S. $500 million, subject to customary terms and conditions as set forth in the New Credit Agreement.

Revolving loans in the relevant currency under the New Credit Agreement will bear interest at a rate equal to, at the Company’s option (A) in the case of “Term Benchmark Revolving Loans” denominated in U.S. dollars, European euros and Canadian dollars, and “RFR Loans” denominated in British Pounds Sterling (including swingline loans denominated in European euros or in British Pounds Sterling), the sum of (i) the “Adjusted Term SOFR Rate” (or the other applicable floating reference rate for such loans denominated in the relevant foreign currency), plus (ii) an applicable margin based upon the then-applicable corporate credit ratings of the Company and (B) in the case of certain “ABR Loans” denominated in U.S. dollars (including swingline loans denominated in U.S. dollars) and “Canadian Prime Loans” denominated in Canadian dollars (including swingline loans denominated in Canadian dollars), the sum of (i) the “Alternate Base Rate” (or the other applicable floating reference rate for such loans denominated in Canadian dollars), plus (ii) an applicable margin based upon the then-applicable corporate credit ratings of the Company. Swingline loans denominated in a foreign currency (other than as set forth above) will bear interest at local rates plus an applicable margin based upon the then-applicable corporate credit ratings of the Company, except that at the option of the Company, swingline loans may also bear interest as determined by the swingline lender and agreed to by the relevant borrower at the time the relevant swingline loan is made.

Under the New Credit Agreement, the Company is obligated to maintain, as of the last day of each fiscal quarter of the Company (A) a maximum leverage ratio of total net consolidated debt to “Consolidated EBITDA” (as defined in the New Credit Agreement) not exceeding 4.00 to 1.00 and (B) a minimum interest coverage ratio of Consolidated EBITDA to consolidated interest expense of no less than 2.50 to 1.00, in each case calculated as set forth in the New Credit Agreement. The New Credit Agreement also requires ongoing compliance with certain affirmative and negative covenants, contains various information and reporting requirements and contains customary events of default.

The New Credit Agreement matures on March 20, 2031, but, at the Company’s request (which may not be exercised more than two times), the maturity may be extended for an additional one-year period, in each case subject to customary terms and conditions as set forth in the New Credit Agreement, including the consent of lenders holding at least a majority of the commitments and outstanding credit exposure under the New Credit Agreement at the time.

The foregoing summary of the New Credit Agreement is qualified in its entirety by the New Credit Agreement, which is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information provided under Item 1.01 above is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on March 20, 2026 the Company entered into the New Credit Agreement. The information provided under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10 Credit Agreement, dated as of March 20, 2026, by and among Masco Corporation and Masco Europe S.à r.l., as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, collectively as administrative agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ Richard J. Westenberg
Name:	Richard J. Westenberg
Title:	Vice President, Chief Financial Officer and Treasurer

March 26, 2026